Exhibit 23.3

                    Consent of Axelrod, Smith & Kirshbaum


CONSENT OF COUNSEL

The consent of Axelrod, Smith & Kirshbaum, is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.